Exhibit 99.1

COMANCHE LIVESTOCK EXCHANGE, LLC

COMANCHE, TEXAS

FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31, 2008 AND 2007

COMANCHE LIVESTOCK EXCHANGE, LLC

TABLE OF CONTENTS

PAGE

Independent Auditors’ Report	1

Financial Statements for the Year Ended December 31, 2008 and 2007

Balance Sheets	2

Statements of Income and Member’s Equity	3

Statements of Cash Flows	4

Notes to Financial Statements	5-7

INDEPENDENT AUDITORS’ REPORT

Shareholder
Comanche Livestock Exchange, LLC
Comanche, Texas

We have audited the accompanying balance sheets of Comanche Livestock Exchange, LLC as of December 31, 2008 and 2007, and the related statements of income and member’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comanche Livestock Exchange, LLC as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rehmann Robson P.C.
Rehmann Robson P.C.

Grand Rapids, Michigan
September 29, 2009

COMANCHE LIVESTOCK EXCHANGE, LLC

BALANCE SHEETS

	December 31

	2008	2007
Current assets
Cash and cash equivalents	$145	$3,683

Net property and equipment	309,692	298,666
Member advances receivable	43,963	20,652
Deferred closing costs (net of amortization of $502 in 2008 and
$185 in 2007)	4,247	4,564
Goodwill	90,129	90,129

Total assets	$448,176	$417,694

LIABILITIES AND MEMBER'S EQUITY
Current liabilities
Accounts payable	$28,917	$47,412
Current portion of long-term debt	17,567	15,479
Auction proceeds payable	44,032	21,047
Member note payable	18,069	-
Accrued expenses	1,579	-

Total current liabilities	110,164	83,938

Long-term debt, net of current portion	312,738	331,093

Total liabilities	422,902	415,031

Commitments and contingencies (Notes 4 and 6)

Member's equity	25,274	2,663

Total liabilities and member's equity	$448,176	$417,694

The accompanying notes are an integral part of these financial statements.

COMANCHE LIVESTOCK EXCHANGE, LLC

STATEMENTS OF INCOME AND MEMBER'S EQUITY

	Year Ended December 31
	2008	2007

Revenues	$644,146	$717,443

Cost of revenues	101,364	243,485

Gross profit	542,782	473,958

General and administrative expenses	422,119	437,339

Operating income	120,663	36,619

Other expense (income)
Interest income	-	(562)
Interest expense	22,662	28,181

Other expense, net	22,662	27,619

Net income	98,001	9,000

Member's equity, beginning of year	2,663	55,993

Member distributions, net	(75,390)	(62,330)

Member's equity, end of year	$25,274	$2,663

The accompanying notes are an integral part of these financial statements.

COMANCHE LIVESTOCK EXCHANGE, LLC

STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2008	2007
Cash flows from operating activities
Net income	$98,001	$9,000
Adjustments to reconcile net income to net cash
provided by (used in) operating activities
Depreciation	18,182	15,495
Changes in operating assets and liabilities
which provided (used) cash
Deferred closing costs	317	-
Other assets	-	6,878
Accounts payable	(18,495)	35,926
Auction proceeds payable	22,985	(146,874)
Accrued expenses	1,579	(2,521)

Net cash provided by (used in) operating activities	122,569	(82,096)

Cash flows from investing activities
Purchases of property and equipment	(29,208)	(1,395)
Member receivable (advances) collections, net	(23,311)	52,441

Net cash (used in) provided by investing activities	(52,519)	51,046

Cash flows from financing activities
Repayments of long-term debt	(16,267)	(27,518)
Proceeds from issuance of notes payable	-	79,913
Member note payable, net	18,069	-
Member distributions, net	(75,390)	(62,330)

Net cash used in financing activities	(73,588)	(9,935)

Net decrease in cash and cash equivalents	(3,538)	(40,985)

Cash and cash equivalents, beginning of year	3,683	44,668

Cash and cash equivalents, end of year	$145	$3,683

The accompanying notes are an integral part of these financial statements.

COMANCHE LIVESTOCK EXCHANGE, LLC

NOTES TO FINANCIAL STATEMENTS

1.    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Comanche Livestock Exchange, LLC (the “Company”), a Texas corporation, primarily generates revenues from commission based livestock marketing sales.  The Company provides the location and personnel for the sale of cattle on the behalf of others and receives a commission from these services.  The Company also provides feed and cattle services.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the year.  Actual results could differ from those estimates. Significant estimates include, but are not limited to, carrying values and recovery of intangible assets.

Revenue Recognition

Revenue is generally recognized at the time of marketing sales or performance of services. The Company records commission revenue upon the consummation of sale at the weekly auctions.  Funds are collected and remitted to sellers upon receipt of cash.  The sales and collection cycle is typically completed within one week of auction. Revenue from the sale of feed is recorded at the time of sale.  Fees for services are recorded when performed.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits in banks.  In the normal course of business, the Company may, at times, maintain deposits that exceed federally insured limits.  Management does not consider uninsured cash to be a significant risk.

Member Advances Receivable

The Company has advanced monies to its sole member.  The advances are non-interest bearing and due on demand.  The amount has been classified as non-current as settlement is not expected to occur within one year.

Property and Equipment and Depreciation

Property and equipment are stated at cost. Major improvements and renewals are capitalized, while ordinary repairs and maintenance are expensed. Management annually reviews these assets to determine whether carrying values have been impaired. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets, which range from 5 to 35 years.

COMANCHE LIVESTOCK EXCHANGE, LLC

NOTES TO FINANCIAL STATEMENTS

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets of the Comanche Livestock Exchange, LLC when acquired by the current owner.  The Company evaluates goodwill for impairment on an annual basis.

Auction Proceeds Payable

The Company facilitates the weekly auctions for the sale of livestock on behalf of other sellers.  Auction proceeds received by the Company are held in a separate custodial account in the name of the Company.  Proceeds are then paid to the sellers from this account, net of the Company’s commission.  Auction Proceeds Payable represents amounts owed to the sellers from previous sales.

Advertising and Marketing

The costs of advertising and marketing costs are expensed as incurred.  The Company incurred $70,525 and $84,585 in advertising and marketing costs during 2008 and 2007, respectively.

Income Taxes

Income from the Company is combined with the income and expense of the member from other sources and reported in the member’s individual federal and state tax returns.  The Company is not a tax paying entity for the purposes of federal income taxes and, therefore, no income taxes have been recorded within these financial statements.

2.    PROPERTY AND EQUIPMENT

Property and equipment and accumulated depreciation consist of the following amounts as of December 31:

	2008	2007

Equipment	$60,281	$60,281
Office equipment and furniture	8,158	4,318
Software	25,368	-
Land	28,066	28,066
Building	249,456	249,456
Total property and equipment	371,329	342,121
Less accumulated depreciation	61,637	43,455

Net property and equipment	$309,692	$298,666

Depreciation expense was $18,182 and $15,495 in 2008 and 2007, respectively.

COMANCHE LIVESTOCK EXCHANGE, LLC

NOTES TO FINANCIAL STATEMENTS

3.    DEBT

Long-term debt consists of a note payable to a bank, collateralized by real estate.  The note is payable over 180 months through May 25, 2022.  Monthly payments are $3,493, or more, including interest charged at a rate of prime plus 0.25% (effective rate of 3.50% as of December 31, 2008).  The note includes a guarantee by the sole member.

Scheduled principal payments on long-term debt for each of the five years following 2008 and thereafter are summarized as follows:

Year	Amount

2009	$17,567
2010	18,512
2011	19,507
2012	20,557
2013	21,662
Thereafter	232,286

Total minimum payment due	$330,091

4.    RELATED PARTY TRANSACTIONS

The Company utilizes certain equipment owned by other companies, related through common ownership.  Rent, in the form of debt payments on behalf of the sole member, is paid for use of certain equipment, while other equipment is used without charge.  Rent expense recorded by the Company amounted to $1,800 for both 2008 and 2007.  The value of the rent free equipment has not been determined.

Additionally, the Company has a note with its sole member related to the acquisition of certain fixed assets with an original balance of $25,368.  The note is interest free and payment is due monthly, until 2011.  The note is expected to be repaid upon the sale of the Company and is therefore classified as current.

5.    SUPPLEMENTAL CASH FLOWS INFORMATION

During 2008, the Company financed the purchase of software through a note payable to the member in the amount of $25,368.

Cash paid for interest amounted to $21,506 and $28,181 during 2008 and 2007, respectively.

6.    SUBSEQUENT EVENT

Effective July 30, 2009, the Company’s sole shareholder entered into a definitive agreement with Green Energy Live, Inc. for the sale of 100% of the outstanding shares of common stock to Green Energy Live, Inc.

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